EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2015 Omnibus Equity Compensation Plan of FlexShopper, Inc. of our report dated March 30, 2016, with respect to the consolidated financial statements of FlexShopper, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ EisnerAmper LLP

New York, NY

March 30, 2016